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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Millennium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Millennium Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, Massachusetts 02139 617.679.7000 www.millennium.com

March 24, 2005

To our stockholders:

I invite you to our 2005 annual meeting of stockholders. The meeting is on Thursday, May 5, 2005 at 10:00 a.m., EDT, at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139. For your convenience, we are also offering a webcast of the meeting. If you choose to listen to the webcast, please go to http://www.millennium.com/investors shortly before the meeting time and follow the instructions. If you miss the meeting, you can listen to a replay of the webcast on that site until June 5, 2005. The annual meeting is a terrific opportunity to learn more about our business and operations. I hope you will join us or listen to the webcast.

On the pages after this letter you will find the notice of our 2005 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2004.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a broker or other nominee—you may vote by mailing the enclosed voting instruction card in the envelope provided or by following the instructions for voting by telephone or the Internet.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

MARK J. LEVIN
 Chairperson, President and Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
Date		Thursday, May 5, 2005
Time		10:00 a.m., EDT
Place		the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139
Webcast		Go to http://www.millennium.com/investors starting at 10:00 a.m. on May 5, 2005. The webcast will be archived on our website until June 5, 2005.
Proposals	1.	Elect three Class III directors, each for a term of three years.
	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
	3.	Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date		You are entitled to vote if you were a stockholder of record on March 8, 2005.

On behalf of the Millennium Board of Directors,

LAURIE B. KEATING, Secretary

March 24, 2005

TABLE OF CONTENTS

PROXY STATEMENT	1
VOTING PROCEDURES	1
Who can vote?	1
How do I vote?	1
What is the difference between holding shares directly in my name and holding shares in "street name"?	2
How can I change my vote?	2
Will my shares be voted if I do not return my proxy?	3
How do I vote my 401(k) shares?	3
What does it mean if I receive more than one proxy card?	3
How many shares must be present to hold the meeting?	3
What vote is required to approve each matter and how are votes counted?	4
How does the Board of Directors recommend that I vote?	4
Are there other matters to be voted on at the meeting?	4
Where do I find the voting results of the meeting?	4
What are the costs of soliciting these proxies?	5
How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?	5
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Nominees for Class III Directors — Terms to Expire in 2008	6
Class I Director — Term to Expire in 2006	6
Class II Directors — Terms to Expire in 2007	7
Ownership of Our Common Stock	8
Ownership by Management	8
Section 16(a) Beneficial Ownership Reporting Compliance	9
Ownership By Principal Stockholders	9
OUR CORPORATE GOVERNANCE	10
Our Commitment to Good Corporate Governance	10
Role of Our Board of Directors	10
Board Policies	10
Performance of Our Board	10
Code of Conduct, Business Ethics and Compliance	11
Independence of Directors	11
Executive Sessions of Independent Directors	11
Lead Outside Director	11
Committees of the Board	11
Communications with the Board	14
Board Membership Criteria	15
Compensation Committee Interlocks and Insider Participation	15
Indemnification of Officers and Directors	15
DIRECTOR COMPENSATION	15
Cash Compensation	16
Stock Compensation	16
Compensation Paid to Non-Employee Directors for 2004	16
COMPENSATION OF EXECUTIVE OFFICERS	17
Summary Compensation	17
Option Grants in 2004	18
Aggregated Option Exercises and Fiscal Year-End Option Values	19
Employment Agreements and Change in Control Arrangements	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
STOCK PERFORMANCE GRAPH	21
COMPENSATION AND TALENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION	22
AUDIT COMMITTEE REPORT	25
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Aggregate Fees for 2004 and 2003	27
Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services	27
PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005	28
ADDITIONAL INFORMATION	28
Stockholder Proposals for 2006 Annual Meeting	28
Householding of Meeting Materials	29
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1

i

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

PROXY STATEMENT—2005 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2005 annual meeting of stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139, on Thursday, May 5, 2005 at 10:00 a.m. EDT.

In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as "Millennium," "we," "us" or the "Company."

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors.

Our annual report for the year ended December 31, 2004 was first mailed to stockholders, along with these proxy materials, on or about March 24, 2005.

Our annual report on Form 10-K for the year ended December 31, 2004 is available over the Internet at our website, http://www.millennium.com/investors, or through the SEC's EDGAR system at http://www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at "info@mlnm.com."

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE AS SOON AS POSSIBLE:

  •
  OVER THE INTERNET,
  •
  BY TELEPHONE OR
  •
  BY MAIL.

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on March 8, 2005, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 306,722,237 shares of Millennium common stock issued, outstanding and entitled to vote.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:
	•	Over the Internet. Go to the website of our tabulator, EquiServe, at http://www.eproxyvote.com/mlnm and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
	•	By Telephone. Call 1-877 PRX-VOTE (1-877-779-8683) toll-free from the U.S. and Canada and follow the instructions. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
	•	By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to EquiServe. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
	•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in "street name" (held for your account by a broker or other nominee), you may vote:
	•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
	•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
	•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker's proxy card and bring it with you to the meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES DIRECTLY IN MY NAME AND HOLDING SHARES IN "STREET NAME"?
If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered the "stockholder of record." This proxy statement, annual report and proxy card have been sent directly to you for Millennium by EquiServe.
If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name." This proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

HOW CAN I CHANGE MY VOTE?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
	•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
	•	Sign a new proxy and submit it as instructed above.
	•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.
If your shares are held in "street name," you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the "How do I vote?" question above.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone or return your proxy or vote by ballot at the meeting.

If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the National Association of Securities Dealers and the New York Stock Exchange to vote customers' unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, to elect directors, and Proposal 2, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, are considered routine matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

HOW DO I VOTE MY 401(K) SHARES?	You may give voting instructions for the number of shares of Millennium common stock equal to the interest in Millennium common stock credited to your 401(k) plan account as of the record date. To vote these shares, complete and return the proxy sent to you with this proxy statement by Fidelity Management Trust Company. The 401(k) plan trustee will vote your shares according to your instructions. If you do not send instructions, the trustee will not vote your shares.
You may revoke previously given voting instructions by filing with the trustee either a written revocation or a properly completed and signed proxy bearing a later date.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or at Fidelity in your Millennium 401(k) plan account. Please vote over the Internet, by telephone or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, by telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.
If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?
Proposal 1 — To elect three Class III directors, each for a term of three years
The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and if you do not vote your shares, your brokerage firm has authority under the rules of the National Association of Securities Dealers and the New York Stock Exchange to vote your unvoted shares held by the firm on proposal 1. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.
Proposal 2 — To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005

To approve proposal 2, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in "street name," and if you do not vote your shares, your brokerage firm has authority under the rules of the National Association of Securities Dealers and the New York Stock Exchange to vote your unvoted shares held by the firm on proposal 2. If the broker does not vote your unvoted shares, there will be no effect on the vote because these "broker non-votes" are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on proposal 2, your shares will not be voted in favor of the proposal, although your shares will be considered to have been voted on the matter. As a result, voting to ABSTAIN has the effect of voting AGAINST.

HOW DOES THE BOARD OF DIRECTORS	Our Board of Directors recommends that you vote:
RECOMMEND THAT I VOTE?	• FOR proposal 1 — to elect three Class III directors, each for a term of three years
• FOR proposal 2 — to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the meeting other than to elect directors and ratify the appointment of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We will announce preliminary voting results at the meeting. We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2005, which we are required to file with the Securities and Exchange Commission by August 9, 2005. To request a printed copy of the Form 10-Q write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com. You will also be able to find a copy on the Internet through our website at http://www.millennium.com/investors or through the SEC's electronic data system called EDGAR at http://www.sec.gov.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET INSTEAD OF RECEIVING PRINTED COPIES IN THE MAIL?	This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2004 are available on our website at http://www.millennium.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board, upon recommendation of the Board Governance Committee, has nominated the three people listed below for election as Class III Directors. Each nominee currently serves as a Class III Director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The number of members of the Board is determined from time to time by the Board of Directors and is presently fixed at twelve. The Board currently has eight members and four vacancies. One current member is a Class I director (with a term expiring at the 2006 annual meeting), three are Class II directors (with terms expiring at the 2007 annual meeting) and four are Class III directors (with terms expiring at the 2005 annual meeting). Shaun Coughlin, who currently serves as a Class III director, has decided not to stand for reelection. The Board is currently working to identify qualified individuals to fill the vacancies on the Board. For more information on nomination of directors, see "Board Governance Committee" below in the section entitled "Committees of the Board" in the discussion of "Our Corporate Governance."

The persons named in the enclosed proxy will vote to elect as Class III directors Mark J. Levin, A. Grant Heidrich, III and Kenneth E. Weg, the three nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Mr. Levin, Mr. Heidrich and Mr. Weg will hold office until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

There are no family relationships between or among any of our executive officers or directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class III directors.

NOMINEES FOR CLASS III DIRECTORS—TERMS TO EXPIRE IN 2008

MARK J. LEVIN Age: 54 Chairperson, President and Chief Executive Officer, Millennium Pharmaceuticals, Inc. Director since January 1993
Mr. Levin is Chairperson of the Board of Directors of Millennium (since March 1996), President (since 1993) and Chief Executive Officer (since November 1994). Prior to joining Millennium, Mr. Levin was a Partner at Mayfield, a venture capital firm (1987 to 1994) and held various positions with Genentech, Inc., Foxboro Company, Miller Brewing Company and Eli Lilly and Company (1974 to 1987) in biochemical and process engineering, marketing and project leadership.

A. GRANT HEIDRICH, III
Age: 52
Partner Emeritus, Mayfield

 Director since January 1993
Lead Outside Director
Audit Committee
Compensation and Talent Committee
Board Governance Committee
Executive Committee
Mr. Heidrich is Partner Emeritus, Mayfield, a venture capital firm (since January 2004). He served as General Partner and Managing Director, Mayfield (1983 to 2004). He is Chairman of the Board of Tularik, Inc., a biotechnology company, and a director of Cytokinetics Inc., a biopharmaceutical company.

KENNETH E. WEG Age: 66 Chairman, Clearview Projects, Inc. Director since March 2001 Audit Committee Compensation and Talent Committee (Chairperson) Board Governance Committee
Mr. Weg is Chairman, Clearview Projects, Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions (since February 2001). Mr. Weg served as Vice Chairman (1999 to 2001), member of the Office of Chairman (1998 to 2001), Executive Vice President (1995 to 2001), President of the Worldwide Medicines Group (1997 to 1998), President of the Pharmaceutical Group (1993 to 1996) and President of Pharmaceutical Operations (1991 to 1993), Bristol-Myers Squibb Company, a pharmaceutical company.
CLASS I DIRECTOR—TERM TO EXPIRE IN 2006
NORMAN C. SELBY Age: 52 Chairman, Windhover Information, Inc. Director since May 2000 Audit Committee (Chairperson) Compensation and Talent Committee Executive Committee
Mr. Selby is Chairman, Windhover Information, Inc., a publishing and information company serving the pharmaceutical, biotechnology and medical device industries (since May 2004). He served as President and Chief Executive Officer, TransForm Pharmaceuticals, Inc., a drug development company (June 2001 to May 2004). He was Head of Consumer Internet Business, Citigroup, a financial services company (June 1999 to July 2000), Executive Vice President of Citicorp (September 1997 to July 2000) and Director and Senior Partner, McKinsey & Company, an international management consulting firm (1978 to 1997) and Head of the firm's global pharmaceutical practice.

CLASS II DIRECTORS—TERMS TO EXPIRE IN 2007
CHARLES J. HOMCY, M.D. Age: 56 President and Chief Executive Officer, Portola Pharmaceuticals, Inc. Director since December 2002 Research and Development Committee
Dr. Homcy is President and Chief Executive Officer, Portola Pharmaceuticals, Inc., a biotechnology company (since November 2003). He is also a Clinical Professor of Medicine, University of California, San Francisco Medical School (since 1997) and an attending physician at the San Francisco VA Hospital (since 1997). Dr. Homcy served as Senior Advisor R&D, Millennium Pharmaceuticals, Inc. (January 2003 to November 2003) and President of Research and Development (February 2002 to December 2002). Prior to joining Millennium, Dr. Homcy was Executive Vice President, Research and Development (1995 to February 2002) and Director (1998 to February 2002), COR Therapeutics, Inc., a biotechnology company. He served as President of the Medical Research Division, American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories) (1994 to March 1995). He is a director of Kozen Biosciences Incorporated, a biotechnology company and of Cytokinetics Inc., a biopharmaceutical company.

RAJU S. KUCHERLAPATI, PH.D.
Age: 62
Scientific Director, Harvard-Partners Center for Genetics and Genomics and Professor of Genetics, Harvard Medical School

 Director since January 1993
Board Governance Committee (Chairperson)
Research and Development Committee
Dr. Kucherlapati is Scientific Director, Harvard-Partners Center for Genetics and Genomics and Professor of Genetics, Harvard Medical School (since September 2001). He was Professor and Chairman of the Department of Molecular Genetics, Albert Einstein College of Medicine (1989 to September 2001). Dr. Kucherlapati is a founder of Millennium. He is a director of Abgenix, Inc., a biotechnology company.

ERIC S. LANDER, PH.D Age: 48 Director, The Eli and Edythe L. Broad Institute Director since January 1993 Board Governance Committee Research and Development Committee (Co-Chairperson)
Dr. Lander is a founder and Director, The Eli and Edythe L. Broad Institute, a biomedical research institute formed by the Whitehead Institute, MIT and Harvard University (since November 2003). He is also a Member of the Whitehead Institute for Biomedical Research (since 1989), a Professor and Associate Professor, Department of Biology, Massachusetts Institute of Technology (since 1989) and a Professor, Harvard Medical School (since January 2004). He was the Director, Whitehead/MIT Center for Genome Research (1993 to November 2003). Dr. Lander is a founder of Millennium.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On March 8, 2005 Millennium had 306,722,237 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

  •
  each of our current directors;

  •
  each nominee for director;

  •
  our Chief Executive Officer;

  •
  each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004 and are named in the Summary Compensation Table; and

  •
  all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column "Number of Issued Shares" all shares over which the person has sole or shared voting or investment power, and we have included in the column "Number of Shares Issuable" all shares that the person has the right to acquire within 60 days after March 8, 2005 through the exercise of any stock option or other right. All shares that a person has a right to acquire within 60 days of March 8, 2005 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person's name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Name	Number of Issued Shares(1)	Number of Shares Issuable(2)	Total	Percent

Mark J. Levin	3,069,031	2,507,589	5,576,620	1.8%
Shaun R. Coughlin, Ph.D.	32,752	36,738	69,490	*
A. Grant Heidrich, III	224,564	170,970	395,534	*
Charles J. Homcy, M.D.	111,838	528,422	640,260	*
Raju S. Kucherlapati, Ph.D.(3)	712,526	165,494	878,020	*
Eric S. Lander, Ph.D.(4)	10,000	183,072	193,072	*
Norman C. Selby(5)	10,163	82,457	92,620	*
Kenneth E. Weg	10,000	48,867	58,867	*
Kenneth M. Bate(6)	1,360	149,316	150,676	*
Marsha H. Fanucci	2,230	259,132	261,362	*
Linda K. Pine	346,633	243,385	590,018	*
Robert I. Tepper(7)	23,119	896,810	919,929	*
All directors and executive officers as a group (12 persons)	4,553,222	5,126,376	9,679,598	3.1%

*
Less than one percent

(1)
Includes shares contributed by Millennium to our 401(k) plan for the benefit of the named executive officer as of December 31, 2004 as follows: Mr. Levin, 4,807 shares; Mr. Bate, 1,360 shares; Ms. Fanucci, 2,230 shares; Ms. Pine, 4,619 shares; Dr. Tepper, 4,338 shares and all directors and executive officers as a group, 16,360 shares.

(2)
Shares that can be acquired through stock option exercises through May 7, 2005.

(3)
Includes 1,000 shares held by a custodian under the Uniform Gifts to Minors Act for Dr. Kucherlapati's son. Dr. Kucherlapati disclaims beneficial ownership of these shares.

(4)
Includes 10,000 shares held by the Lander Family Charitable Trust. Dr. Lander disclaims beneficial ownership of these shares.

(5)
Includes 1,010 shares held by trusts for each of Mr. Selby's two sons and 1,143 shares held by Mr. Selby's spouse. Mr. Selby disclaims beneficial ownership of these shares.

(6)
Mr. Bate's employment with Millennium ended on January 28, 2005.

(7)
Includes 333 shares held by a custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper's two sons. Dr. Tepper disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, we believe that in 2004 our directors and executive officers filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that on February 11, 2004, Dr. Kucherlapati filed late two Forms 4 reporting open market sales of common stock on January 2, 2004 and February 2, 2004.

Ownership By Principal Stockholders

This table shows certain information, based on filings with the Securities and Exchange Commission, about the beneficial ownership of our common stock as of the date indicated below by each person known to us owning beneficially more than 5% of our common stock.

Name and Address	Number of Shares		Percent

Citigroup Global Markets Holdings Inc. 388 Greenwich Street New York, NY 10013	17,026,560	(1)	5.6%
Citigroup, Inc. 399 Park Avenue New York, NY 10043	17,707,549	(1)	5.8%
FMR Corp. (and related entities) 82 Devonshire Street Boston, Massachusetts 02109	43,728,065	(2)	14.3%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	37,056,534	(3)	12.1%

(1)
According to a Schedule 13G filed jointly with the Securities and Exchange Commission on February 10, 2005, Citigroup Global Markets Holdings Inc. reports having shared voting power for 17,026,560 shares and shared dispositive power for 17,026,560 shares and Citigroup, Inc. reports having shared voting power for 17,707,549 shares and shared dispositive power for 17,707,549 shares. The shares reported assume conversion/exercise of certain securities held. The shares reported as held by Citigroup, Inc. include the shares held by Citigroup Global Markets Holdings Inc.

(2)
According to a Schedule 13G/A filed jointly with the Securities and Exchange Commission on February 14, 2005, FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management and Research Company report having sole voting power for 2,519,670 shares, and sole dispositive power for 43,728,065 shares.

(3)
According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, Wellington Management Company, LLP reports having shared voting power for 25,933,800 shares and shared dispositive power for 37,056,534 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for Millennium to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and NASDAQ stock market listing standards. We also compare our governance practices to those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of eight members, one of whom is not standing for reelection this year. The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management's performance and compensation. The Board also oversees our long and short term strategic and business planning, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives to the Board so that the Board can become familiar with our key talent. We have a new Board member orientation process which introduces each new member to Millennium's business through a series of meetings with management, tours of facilities, and written materials about Millennium and the biopharmaceutical business.

In 2004, the Board of Directors met five times. During 2004, each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served, except for Dr. Lander who attended 70%. We do not have a policy requiring our Board members to attend our annual meetings of stockholders; in 2004 seven of our then current Board members attended our annual meeting by telephone conference call. We expect our Board members to attend the 2005 annual meeting.

Board Policies

The Board is guided by Board Policies originally adopted in 2001, which we believe demonstrate our continuing commitment to good corporate governance. These policies are reviewed by the Board from time to time, as needed. The policies are posted on the corporate governance section of our website at http://www.millennium.com/investors.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. At the beginning of each year, the Board adopts goals that it considers important for the Board to achieve during that year, monitors progress towards those goals throughout the year and conducts a review to assess whether it has successfully achieved those goals and how well the Board has performed in providing oversight and adding value to Millennium. Each of the Board's standing committees also adopts yearly goals and conducts annual self-evaluations.

The Board Governance Committee, working with the lead outside director, periodically assesses the Board's performance, and the performance of individual members, and reports its conclusions to the full Board. Each Board member annually completes a self-evaluation of his or her contributions. Also, after each Board meeting, each Board member assesses the effectiveness of the materials presented and conduct of the meeting and has the opportunity to offer suggestions for improvement where needed.

Code of Conduct, Business Ethics and Compliance

The Board of Directors originally adopted our code of conduct, the Core Values Handbook, in December 2003, which was revised and updated in February 2005. The Core Values Handbook applies to all members of the Board of Directors and all employees of Millennium, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Handbook also contains additional obligations to which our chief executive officer and senior financial officers are subject. Our Core Values Handbook is posted on the corporate governance section of our website at http://www.millennium.com/investors. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our code of business conduct and ethics. Stockholders may request a free copy of our Core Values Handbook by writing to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139.

Independence of Directors

The Board Policies provide that a substantial majority of the Board as a whole should be composed of independent directors. The Board Governance Committee annually reviews the independence of the directors, reports to the Board which directors it recommends that the Board determine are independent and the Board makes the determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations and other factors in making its determinations. The Board has determined that Dr. Coughlin, Mr. Heidrich, Dr. Kucherlapati, Dr. Lander, Mr. Selby and Mr. Weg are currently independent directors and that Dr. Homcy and Mr. Levin are currently not independent directors.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ stock market listing standards and applicable laws and regulations meet in executive session without management present at every regularly scheduled Board meeting. In addition, periodically the Board meets in executive session without the chief executive officer present and in executive session with the non-employee directors only.

Lead Outside Director

Since 2000, the Board has designated a lead outside director who oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. The lead outside director provides assistance to the Chairperson and Corporate Secretary in planning Board agendas, acts as the leader of the non-employee directors, acts as Chairperson of the non-employee directors in meetings of the non-employee directors, and acts as Chairperson of the Board in the absence of the Chairperson or a vacancy in the position of Chairperson. Mr. Heidrich is currently serving as our lead outside director.

Committees of the Board

The Board currently has five standing committees: the Audit Committee, the Compensation and Talent Committee, the Board Governance Committee, the Research and Development Committee and the

Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

Members: Norman C. Selby, Chairperson A. Grant Heidrich, III Kenneth E. Weg	Meetings in 2004: 8

The Audit Committee consists entirely of independent directors within the meaning of Securities and Exchange Commission regulations and the NASDAQ stock market listing standards.

The Board of Directors has determined that Norman C. Selby, chairperson of the committee, qualifies as an audit committee financial expert, who is independent within the meaning of SEC regulations and NASDAQ stock market listing standards.

The Audit Committee's primary function is to assist the Board in monitoring the integrity of our financial statements and our systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and monitoring the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm.

The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

The Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning our accounting practices or financial statements.

The Committee conducts a meeting each quarter to review the financial statements prior to the public release of earnings.

The Audit Committee also meets regularly with our chief compliance officer, including a separate private session with the chief compliance officer without management present.

The Audit Committee charter is included as Appendix A to this proxy statement. The charter is also posted on the corporate governance section of our website at http://www.millennium.com/investors.

Please also see the Audit Committee Report at page 25 below.

Compensation and Talent Committee

Members: Kenneth E. Weg, Chairperson A. Grant Heidrich, III Norman C. Selby	Meetings in 2004: 5

The Compensation and Talent Committee consists entirely of independent directors within the meaning of SEC regulations and NASDAQ stock market listing standards.

The Committee's primary responsibilities are to address chief executive officer, executive officer, and senior talent development, retention, performance, succession planning, and to oversee compensation and benefit matters. It reviews the qualifications of the executive officers and nominates executive officers for election by the Board. It reviews and approves compensation policy for Millennium to ensure that our compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for compensation comparison purposes. The Committee determines the compensation of the chief executive officer and reviews and approves the compensation of all other executive officers. It approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans.

The Compensation and Talent Committee engages an outside compensation consultant, sets the budget for the consultant and reviews the services provided by the consultant. The Committee also meets regularly with the consultant in private sessions without management present.

The Committee has the authority to retain special legal, accounting or other consultants to advise the Committee.

The Compensation and Talent Committee charter is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Please also see the Compensation and Talent Committee Report on Executive Compensation at page 22 below.

Board Governance Committee

Members: Raju S. Kucherlapati, Chairperson A. Grant Heidrich, III Eric S. Lander Kenneth E. Weg	Meetings in 2004: 5

The Board Governance Committee consists entirely of independent directors within the meaning of SEC regulations and applicable NASDAQ stock market listing standards.

The Board Governance Committee is responsible for Board governance issues. It recommends to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board's effectiveness as a whole. The Committee also recommends to the Board assignment of Board members to committees. It also reviews compensation for non-employee directors and recommends to the Board changes as appropriate.

The Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Millennium. See the discussion under Board Membership Criteria at page 15 below.

The Board Governance Committee's process to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation discussed below is followed, the Board Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Committee also from time to time utilizes the services of a search firm to help identify candidates for Director.

The Committee will consider qualified candidates for Director recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the chairperson of the Board Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board Governance Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. In addition, our By-laws permit stockholders to nominate individuals, without any action or recommendation by the Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this By-law provision, see Additional Information on page 28 of this proxy statement.

Dr. Kucherlapati and Dr. Lander were appointed to the Board Governance Committee as of January 1, 2005.

The charter of the Board Governance Committee is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Research and Development Committee

Members: Shaun R. Coughlin, Co-Chairperson Eric S. Lander, Co-Chairperson Charles J. Homcy Raju S. Kucherlapati	Meetings in 2004: 2

The Board of Directors appointed the Research and Development Committee as a standing committee of the Board in April 2004. The Committee is a successor to ad hoc committees appointed by the Board to address drug discovery and pipeline review issues. The Committee is responsible for assisting Millennium in evaluating research and development issues and decisions and providing a detailed perspective on research and development efforts to the Board of Directors.

The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Executive Committee

Members: A. Grant Heidrich, III Norman C. Selby	Meetings in 2004: None

The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of Millennium's business and affairs to the extent permitted by law, our By-laws and as specifically granted by the Board of Directors. The Executive Committee did not meet in 2004.

The Committee consists entirely of independent directors within the meaning of SEC regulations and NASDAQ stock market listing standards.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, MA 02139, Attn: Corporate Secretary or by sending an e-mail to "corporate secretary@mlnm.com." You should indicate on your correspondence that you are a Millennium stockholder. Communications will be distributed to the chairperson, lead outside director, the appropriate committee chairperson or other members of the Board, as appropriate, depending on the facts and circumstances stated in the communication received.

Anyone may express financial, internal auditing controls, or auditing concerns to the Audit Committee by calling the Corporate Secretary's helpline voicemail box at 866-469-6566, or sending an e-mail to "corporate secretary@mlnm.com." Messages to the Audit Committee will be received by our Corporate Secretary who will promptly report all appropriate messages received to the Audit Committee or a designated member. You may report your concern anonymously or confidentially.

Board Membership Criteria

The Board Governance Committee reviews with the Board on a periodic basis the appropriate skills and characteristics required of Board members in the context of Millennium's current and future needs. The Committee regularly assesses the skills and characteristics of current Board members, identifies opportunities for enhancing the skill sets represented on the Board and prepares appropriate recruiting plans. To be considered as a prospective nominee for director a person should possess the highest personal and professional ethics, have excellent business judgment and the ability to act in the interests of our stockholders, and possess knowledge and abilities that will enable the Board to fulfill its responsibilities. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Talent Committee are Mr. Weg, Mr. Heidrich and Mr. Selby. No member of the Compensation and Talent Committee was at any time during 2004, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Millennium or member of our Compensation and Talent Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our corporate charter.

DIRECTOR COMPENSATION

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. We do pay our non-employee directors for their service as directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities. On December 17, 2004, the Board of Directors approved an increase in the compensation to be paid to the lead outside director effective January 1, 2005. The lead outside director will receive an annual retainer of $35,000, an increase of $10,000. The lead outside director previously received the same $25,000 annual retainer paid to all outside directors. The Board also approved an increase in the additional annual stock option grant for the lead outside director from 1,500 shares to 5,000 shares.

Below we show the rate of compensation that we pay to our non-employee directors.

Cash Compensation

Each director who is not an employee of Millennium receives:

Type of Fee	Amount	For each

Annual retainer:	$25,000	Year of service
Additional annual retainer for lead outside director:	$10,000	Year of service
Attendance:	$2,000	Board meeting attended in person
	$1,000	Board meeting by conference telephone
	$1,000	Board committee meeting attended in person
	$750	Board committee meeting by conference telephone

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Directors also participate in our 2000 Stock Incentive Plan. Under the option program for directors adopted by the Board, our non-employee directors receive stock option grants as follows:

	Number of shares	Granted in three installments on	Vesting schedule

Initial Option Grant:	35,000	the date the director is first elected, one month later and two months later	vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election
Annual Option Grant:	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	vest on a monthly basis beginning as of June 1st in the year granted and become fully vested on May 1st of the fourth year after the grant date
Committee Chair:	500	the dates of the annual option grant	same as annual grant
Lead Outside Director:	5,000	the dates of the annual option grant	same as annual grant

Each option terminates on the earlier of ten years after the date of grant or the date 90 days after the option holder ceases to serve as a director or employee (or one year in the case of disability and three years in the event of death).

Under the 2000 Plan, an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2000 Plan is equal to the closing price of Millennium common stock as quoted on the NASDAQ stock market on the date of grant.

Compensation Paid to Non-Employee Directors for 2004

Millennium paid the annual retainer amount and meeting fees to current non-employee directors for service on the Board in 2004 as follows: Shaun R. Coughlin, $36,750; A. Grant Heidrich, III, $42,500; Charles J. Homcy, $36,000; Raju S. Kucherlapati, $39,250; Eric S. Lander, $34,750; Norman C. Selby, $47,500 and Kenneth E. Weg, $46,000.

Under our 2000 Stock Incentive Plan, Millennium granted stock options to current non-employee directors in three equal installments on May 1, 2004, June 1, 2004 and July 1, 2004 for a total of 17,000 shares to Mr. Heidrich, for a total of 15,500 shares to each of Dr. Coughlin, Dr. Lander, Mr. Selby and Mr. Weg, for a total of 15,000 shares to Dr. Kucherlapati and for a total of 7,500 shares to Dr. Homcy. The option exercise prices per share were: $15.02 for the grants on May 1, 2004, $15.20 for the grants on June 1, 2004, and $13.28 for the grants on July 1, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

This table shows certain information about the compensation we paid our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004.

Summary Compensation Table

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION AWARDS
					OTHER ANNUAL COMPENSATION ($)	SECURITIES UNDERLYING OPTIONS GRANTED (#)	ALL OTHER COMPENSATION ($)(2)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)

Mark J. Levin Chairperson, Chief Executive Officer and President	2004 2003 2002	519,231 500,000 482,001	200,000 250,000 —		— — —	400,000 400,000 387,500	11,709 11,356 11,356
Robert I. Tepper President, Research and Development	2004 2003 2002	457,486 417,462 369,790	128,059 194,336 131,076		— — —	201,250 191,666 158,334	10,347 10,080 9,580
Kenneth M. Bate(3) Former Executive Vice President, Head of Commercial Operations and Chief Financial Officer	2004 2003 2002	413,653 359,423 6,731	146,327 154,000 50,000	(4) (4)	— — —	267,500 175,000 50,000	10,945 10,656 32
Marsha H. Fanucci Senior Vice President and Chief Financial Officer	2004 2003 2002	333,795 268,274 240,564	127,400 72,500 47,094		— — —	275,000 100,000 51,990	10,863 10,335 9,276
Linda K. Pine Senior Vice President, Human Resources	2004 2003 2002	300,472 257,919 245,122	72,590 78,159 59,638		— — —	57,500 48,880 56,625	10,726 10,286 10,215

(1)
The amounts in the bonus column were all awarded under the Company's Success Sharing Bonus Program unless otherwise noted.

(2)
All Other Compensation includes:

	Term life insurance premiums paid by Millennium			Dollar value of Millennium common stock contributed by Millennium to the executive's account under 401(k) Plan			Other
Name	2004	2003	2002	2004	2003	2002	2004	2003	2002

Mark J. Levin	$1,784	$1,656	$1,656	$9,225	$9,000	$9,000	$700	$700	$700
Robert I. Tepper	$1,122	$1,080	$1,080	$9,225	$9,000	$8,500	—	—	—
Kenneth M. Bate	$1,720	$1,656	$32	$9,225	$9,000	—	—	—	—
Marsha H. Fanucci	$1,638	$1,335	$776	$9,225	$9,000	$8,500	—	—	—
Linda K. Pine	$1,501	$1,286	$1,215	$9,225	$9,000	$9,000	—	—	—

(3)
Mr. Bate joined Millennium in December 2002 and his employment ended on January 28, 2005.

(4)
Includes sign-on bonuses paid to Mr. Bate in accordance with the terms of his employment offer letter of $50,000 in 2002 and $50,000 in 2004.

Option Grants in 2004

This table shows all options to purchase our common stock granted in 2004 by us to our Chief Executive Officer and each of our four other most highly compensated executive officers.

			PERCENT OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN 2004(2)
	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED (#)(1)					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (3)
				EXERCISE OR BASE PRICE ($/sh)
					EXPIRATION DATE
NAME						5%($)	10%($)

Mark J. Levin	200,000 200,000	(4) (5)	4.40%	$18.64 12.09	03/03/2014 09/01/2014	$2,344,519 1,520,667	$5,941,472 3,853,669
Robert I. Tepper	100,625 100,625	(4) (5)	2.22%	17.77 12.09	02/25/2014 09/01/2014	1,124,530 765,086	2,849,781 1,938,877
Kenneth M. Bate	71,250 71,250 125,000	(4) (5) (6)	2.95%	17.77 12.09 13.36	04/28/2005 04/28/2005 04/28/2005	63,306 43,071 83,500	126,611 86,141 167,000
Marsha H. Fanucci	37,500 25,000 25,000 37,500 125,000 25,000	(4) (6) (7) (5) (6) (8)	3.03%	17.77 11.15 11.89 12.09 13.36 13.67	02/25/2014 07/28/2014 08/31/2014 09/01/2014 09/23/2014 09/30/2014	419,080 175,304 186,939 285,125 1,050,254 214,925	1,062,030 444,256 473,740 722,563 2,661,550 544,661
Linda K. Pine	28,750 28,750	(4) (5)	0.63%	17.77 12.09	02/25/2014 09/01/2014	321,294 218,596	814,223 553,965

(1)
Options shown in the table have a term of ten years, subject to earlier termination if the optionee ceases his or her relationship with Millennium (as defined in the 2000 Stock Incentive Plan and the terms of the options). The 2000 Plan provides that an employee's outstanding unvested stock options will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause (capitalized terms are as defined in the 2000 Plan.) In addition, under the 2000 Plan, outstanding options vest in full upon the death of the optionee.

(2)
The percentage is calculated by dividing the total number of shares underlying options granted to the executive officer in 2004 by the total number of shares underlying options granted to all employees in 2004.

(3)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, net of the applicable option exercise price. This table does not take into account any appreciation or depreciation in the price of the common stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

(4)
Becomes exercisable in 48 equal monthly installments beginning March 25, 2004.

(5)
Became exercisable for 6/48ths of the total number of shares subject to the option on the date of grant and becomes exercisable for an additional 1/48th of the total number of shares subject to the option monthly over the following 42 months.

(6)
Becomes exercisable in 48 equal monthly installments beginning one month from the date of grant.

(7)
Becomes exercisable in 48 equal monthly installments beginning on the date of grant.

(8)
Became exercisable for 2/48ths of the total number of shares subject to the option on the date of grant and becomes exercisable for an additional 1/48th of the total number of shares subject to the option monthly over the following 46 months.

Aggregated Option Exercises and Fiscal Year-End Option Values

This table shows information about stock options exercised in 2004 and stock options held as of December 31, 2004 by our Chief Executive Officer and each of our four other most highly compensated executive officers.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

			NUMBER OF SHARES UNDERLYING UNEXERCISED OPTIONS HELD AT 12/31/2004 (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 12/31/2004 ($)(1)
	SHARES ACQUIRED ON EXERCISE (#)
		VALUE REALIZED ($)
NAME			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Mark J. Levin	—	—	2,393,344	705,156	$8,195,544	$740,161
Robert I. Tepper	80,000	$1,048,067	827,139	353,123	2,429,229	474,970
Kenneth M. Bate	—	—	139,058	353,442	348,733	350,830
Marsha H. Fanucci	32,990	183,763	212,540	326,865	43,102	123,436
Linda K. Pine	20,000	269,744	222,782	102,479	318,664	118,457

(1)
Value of unexercised in-the-money options to purchase shares of our common stock is based on the closing sales price of Millennium's common stock on December 31, 2004 ($12.14), the last trading day of Millennium's 2004 fiscal year, less the applicable option exercise price.

Employment Agreements and Change in Control Arrangements

Millennium has employment agreements with Dr. Tepper, Ms. Fanucci and Ms. Pine. Each executive's employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive's employment is terminated without Justifiable Cause, as that term is defined in each of their agreements, then, subject to certain conditions, Millennium is obligated to pay the executive severance payments equal to twelve months' salary. The form of Dr. Tepper's and Ms. Pine's employment agreements and Ms. Fanucci's employment agreement are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

Mr. Levin, Dr. Tepper, Ms. Fanucci and Ms. Pine hold stock options granted under various Millennium equity compensation plans. These plans provide that an employee's outstanding unvested stock options or awards will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause. Change of Control, Good Reason and Cause are defined in the plans which are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

In connection with Mr. Bate's termination of employment with Millennium, Mr. Bate and Millennium entered into a letter agreement in which Millennium agreed to continue his base salary at the annual rate of $401,362.50 for a period of twelve months and pay him a bonus for 2004 of $96,327 under Millennium's 2004 Success Sharing Bonus Program, as well as to provide continued health-related benefits for a period of twelve months. The agreement, dated February 15, 2005, is filed as an exhibit to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Millennium has agreements with Dr. Homcy, a former executive officer of Millennium and current member of our Board of Directors, under which he was entitled to certain benefits upon his termination of employment. Dr. Homcy's employment with Millennium terminated on November 7, 2003. Under a

Key Employee Change of Control Severance Plan, assumed by Millennium in our merger with COR Therapeutics, Inc., and two letter agreements dated December 24, 2002 and November 7, 2003:

  •
  Millennium pays his base salary at the rate he was receiving as of the date of the COR merger ($381,600) for eighteen months after his termination date and paid him $154,700, the pro rata portion of his target bonus for 2003 at the rate set as of the date of the merger (50%);

  •
  stock options outstanding as of the date of the COR merger immediately vested and became exercisable as of the date of his termination of employment;

  •
  stock options granted to him after our merger with COR that were held by him on his termination date ceased vesting on November 7, 2004, one year from his termination date;

  •
  Millennium continued his health benefits for twelve months; and

  •
  the payments under these agreements to be received by Dr. Homcy upon termination of employment will be adjusted if necessary to result in the greater amount of payment possible after taking into consideration the excise tax imposed by Section 4999 of the Internal Revenue Code.

The Key Employee Change of Control Severance Plan and the letter agreements with Dr. Homcy are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission. Dr. Homcy continues to serve on our Board of Directors.

In November 2003 we entered into a transaction with Portola Pharmaceuticals, Inc., a new biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment and prevention of severe cardiovascular diseases. Charles Homcy, who serves on our Board of Directors, is Portola's President, Chief Executive Officer and a member of Portola's Board of Directors. In connection with this transaction we licensed to Portola certain rights in the areas of thrombosis research, sold to Portola certain assets and subleased to Portola a portion of our leased property in South San Francisco. Under the license, we are entitled to receive milestone and royalty payments upon the achievement of certain events. Under the sublease with us, Portola pays us monthly rent at a rate beginning at approximately $55,000 and increasing to approximately $100,000 over a period of three years, after which the rate will be set at the then-current fair market value for the remainder of the term. Portola also paid us $16,000 per month through the second quarter of 2004 for certain transitional services. As a part of this transaction, we were granted shares of Portola's Series A Preferred Stock valued at $1.0 million. In August 2004 we entered into an additional transaction with Portola to license our Factor Xa inhibitor program in return for milestone and royalty payments upon achievement of certain events. These transactions were negotiated on an arm's-length basis and were reviewed by an independent committee of the Board of Directors.

STOCK PERFORMANCE GRAPH

This graph compares the performance of Millennium common stock with the performance of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Pharmaceuticals Index (assuming reinvestment of dividends). The graph assumes $100 invested at the per share closing price on the NASDAQ Stock Market in Millennium and each of the indices on December 31, 1999. Measurement points are on the last trading days of the years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Millennium Pharmaceuticals, Inc.	100.00	202.87	80.36	26.03	61.15	39.74
NASDAQ Stock Market (U.S.)	100.00	60.30	45.49	26.40	38.36	40.51
NASDAQ Pharmaceuticals Index	100.00	120.50	109.11	72.38	104.08	111.76

COMPENSATION AND TALENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Talent Committee is currently composed of three independent, non-employee directors and operates under a written charter. The Committee's primary functions are to act on behalf of the Board of Directors to address Millennium's general and executive compensation and benefit practices as well as CEO, executive officer and senior executive talent development, retention, performance and succession planning. In particular, the Committee:

  •
  conducts an annual review of the Chief Executive Officer's performance based on objective and subjective criteria, such as performance of the business, accomplishment of long-term strategic objectives and management development;

  •
  reviews with the Chief Executive Officer Millennium's organizational strategies, the development and potential for promotion of the senior members of Millennium's management and the availability of replacements for these management positions;

  •
  reviews the qualifications of the executive officers of Millennium and nominates executive officers for election by the Board of Directors;

  •
  reviews and approves compensation policy and philosophy for Millennium to ensure that the compensation strategy supports organizational objectives and stockholder interests, and selects appropriate companies for compensation comparison purposes;

  •
  determines all elements of total compensation of the Chief Executive Officer, and reviews and approves annually the total compensation of all other executive officers;

  •
  administers Millennium's annual success sharing bonus program including establishment of goals and determination of program funding based on review of Millennium's annual performance versus the established goals for the year;

  •
  administers Millennium's equity incentive plans and the issuance of awards pursuant to those plans, including approving all equity grants to executive officers, establishing equity grant guidelines and monitoring the availability of shares under those plans; and

  •
  recommends to the full Board of Directors the adoption of material changes to: (a) any equity incentive plans; (b) any qualified or non-qualified employee pension, profit-sharing or retirement plans; and (c) any broad-based employee incentive compensation plans; and approves changes to these plans that do not require stockholder approval and do not involve material amounts of money or other consideration.

General Compensation Philosophy

Millennium's compensation philosophy is based on the principles of competitive and fair compensation consistent with performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their compensation with the achievement of priority strategic business goals and individual performance objectives.

To ensure that compensation is competitive, the Committee engages an outside consultant who reports directly to the Committee to compare Millennium compensation levels annually with those of other leading companies in the biopharmaceutical industry with whom Millennium competes for executive talent. For 2004, working with the outside consultant, the Committee decided on the following companies to constitute this comparison group: Amgen, Amylin, Biogen/IDEC, Celgene Corp., Cephalon, Chiron, Genentech, Genzyme Corp., Gilead, ICOS, Imclone, MedImmune, OSI Pharma, Protein Design Labs, Sepracor and Vertex. The Committee also reviews compensation levels for general business and technology positions at pharmaceutical and cross-industry companies.

Millennium's compensation target is to pay employees, including executive officers, at approximately the 65th percentile of the range of total compensation paid for comparable positions by the comparator biopharmaceutical companies. Actual compensation may vary above or below this level depending on Millennium's performance relative to goals and individual employee performance, experience and competencies. To ensure fairness, Millennium also strives to achieve equitable pay relationships between individual employees and between different organization levels within Millennium, including the executive officers.

Key Elements of Compensation

The major elements of Millennium's compensation program are base salary, annual bonus and stock options.

        Salary.    Base salary levels are designed to recognize an individual's ongoing contribution, to be commensurate with an individual's experience and organization level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of core job competency, effectiveness in performing essential job requirements and competitive base salary position versus market. The Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria, including the Company's overall annual base salary increase budget, which is approved by the Committee.

        Success Sharing Bonus Program.    Millennium's executive officers, along with all other employees, are eligible to participate in a success sharing bonus program that is designed to promote the achievement of priority Millennium goals. At the beginning of 2004, Millennium established a set of ten priority goals for the year, which were then reviewed and approved by the Committee and by the Board. For 2004, the priority goals addressed product/pipeline development; organizational development; and finance/value creation. At the end of the year, the level of funding for the program is based on the Committee's evaluation of Millennium's achievement of these priority goals. For 2004, the success sharing bonus program was funded at 80% of the target level established at the beginning of the year. This funding determination was based on the Committee's assessment of Millennium's overall achievements related to these goals.

Each executive officer has a target bonus opportunity that is set by the Committee each year based on the Committee's review of total compensation at the companies in the comparison group discussed above, with flexibility under the plan for actual awards to be as low as 0% or as high as 150% of the target bonus level based on Company and individual performance. For 2004, target bonus levels for Millennium's executive officers ranged from 35 - 50% of base salary and actual awards to executive officers for their 2004 performance ranged from 85 - 130% of the target level bonus.

The actual individual bonus awards made to each executive officer for 2004 were based on the funding for the year as described above and assessments of each individual's achievement of priority goals for himself or herself and his or her department or group that were also established at the beginning of the year.

        Equity Compensation Program.    Substantially all employees are eligible to participate in Millennium's stock option program. Millennium's stock option program is designed to directly align the long-term financial interests of Millennium's employees and its stockholders, to assist in the retention of employees by providing a meaningful ownership stake in Millennium to employees and to encourage employees to think and act like owners of the business. Millennium generally uses a four-year vesting period and a ten-year exercise period for stock option grants to encourage key employees to continue their employment with the Company. The exercise prices for all stock options granted in 2004 equaled the market values of the underlying shares on the dates of grant. Therefore, ultimately the stock options have value only if the value of the underlying shares increases.

Millennium typically grants stock options to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. Decisions about the size of annual stock option grants that may be made to continuing employees are made in February or March, and are generally intended to reflect the individual's position with Millennium, the degree to which his or her contributions impacted the Company's results in the past year, and the importance of his or her critical skills for Millennium's future success. These grants are typically awarded in two equal installments in March and in September to help mitigate the effect of short-term market price fluctuations. Grants to new employees and to promoted employees are made in three equal increments over three months to help mitigate the effect of short-term market price fluctuations.

Executive officers are also eligible to participate in Millennium's 1996 Employee Stock Purchase Plan. The Purchase Plan is available to virtually all employees of Millennium and generally permits participants to purchase shares twice a year at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

The Committee believes that 2004 total compensation levels for the executive officers reflect Millennium's results in 2004, each executive officer's contribution to those results and were competitive based on the Committee's annual analysis of competitive compensation data.

Mr. Levin's 2004 Compensation

Mr. Levin is eligible to participate in the same executive compensation plans available to Millennium's executive officers.

In March 2004, Mr. Levin's salary level and target bonus opportunity were reviewed and a decision was made by the Committee to maintain Mr. Levin's annual salary at a level of $500,000 and his target bonus opportunity at 50% of base salary for 2004. These levels remain unchanged since 2002. Mr. Levin was granted stock options to purchase an aggregate of 400,000 shares of Millennium's common stock in 2004 based on the Committee's assessment of how his contributions impacted Millennium's results in 2003 and the importance of his leadership to Millennium's future success. These stock options were granted in equal installments in March and September 2004 at exercise prices of $18.64 and $12.09 per share respectively.

In March 2005, Mr. Levin was awarded a success sharing bonus of $200,000, based on the funding of the success sharing bonus program for the year 2004 as described above and on the Committee's assessment of his achievement of individual priority goals and the critical importance of his efforts and continued leadership to Millennium in 2005.

The Committee believes that Mr. Levin's 2004 total compensation was competitive, fair, and consistent with Millennium's results in 2004, and reflective of Millennium's executive compensation philosophy.

Tax Policy

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to Millennium's Chief Executive Officer and four other most highly compensated officers to the extent it exceeds $1 million per executive. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. To date, all awards made under Millennium's equity compensation plans, (all plans in which the executive officers participate have been approved by the Company's stockholders), are structured and administered in a manner that are intended to comply with the performance-based exception to Section 162(m). To date, all cash and equity compensation awarded to Millennium's Chief Executive Officer and four other most highly compensated individuals have complied with Section 162(m) and have been deductible by the Company. However, there can be no assurance that future compensation will be treated as qualified performance-based compensation under Section 162(m). The Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to Millennium's executive compensation programs.

In 2004, the Committee held five meetings.

By the Compensation and Talent Committee Kenneth E. Weg, Chairperson A. Grant Heidrich, III Norman C. Selby

AUDIT COMMITTEE REPORT

The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of Millennium's financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Committee's specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, pre-approving any engagements of the independent registered public accounting firm for non-audit services, receiving and reviewing the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing Millennium's ethics and compliance programs.

The Committee is currently composed of three of Millennium's independent, non-employee directors. The Board of Directors and the Committee believe that the Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

  •
  all Committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(15);

  •
  all Committee members are able to read and understand fundamental financial statements; and

  •
  at least one Committee member is an "Audit Committee Financial Expert" as defined by 17 CFR Part 228.41(e).

The Committee and the Board of Directors have determined that the Committee Chairman, Norman C. Selby, qualifies as an "Audit Committee Financial Expert" and also that he is independent from Millennium's management under the Exchange Act and NASD standards.

In 2003, Millennium appointed a Compliance Officer and key management to a Compliance Committee consisting of members of Millennium's functional departments with compliance responsibility to ensure effective implementation of the Company's Code of Conduct. The Compliance Officer reports to the Committee at each Committee meeting and a schedule for direct reporting of Compliance Committee members was established to enable the Committee to actively engage directly with those responsible for compliance. Reports on the compliance program as well as the results from an internal compliance audit of several sales and marketing activities were presented to the Committee in 2004. Additional presentations are planned throughout 2005 and 2006.

In 2004, the Committee oversaw the efforts of Millennium's management to develop an internal audit function and also worked extensively with Millennium's management and independent registered public accounting firm to establish effective internal controls auditing systems in preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In 2004, the Committee held eight regular meetings.

The Committee operates under a written charter adopted by the Committee that reflects standards contained in the NASD rules. The Committee reviews this charter annually. A complete copy of the current charter is attached to this proxy statement as Appendix A.

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

  •
  the independent registered public accounting firm's responsibilities under generally accepted auditing standards;

  •
  the independent registered public accounting firm's judgments about the quality of Millennium's accounting principles;

  •
  the adoption of, or a change in, accounting policies;

  •
  sensitive accounting estimates;

  •
  accounting for significant unusual transactions and for controversial or emerging areas;

  •
  significant audit adjustments;

  •
  unadjusted audit differences considered to be immaterial;

  •
  other information in documents containing audited financial statements;

  •
  total fees for management consulting services and types of services rendered;

  •
  disagreements with management on financial accounting and reporting matters;

  •
  major issues discussed with management prior to retention;

  •
  consultation with other accountants;

  •
  difficulties encountered in performing the audit; and

  •
  material errors, fraud and illegal acts.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Millennium that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, Millennium's independent registered public accounting firm, required by this Standard, and the Committee has discussed with the Ernst & Young their independence. When considering Ernst & Young's independence, the Committee considered whether their provision of services to Millennium beyond those rendered in connection with their audit and review of Millennium's consolidated financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2004. Information about the independent registered public accounting firm's fees for 2004 is included below in this proxy statement under "Independent Registered Public Accounting Firm." Based on these discussions and considerations, the Committee is satisfied as to the independent registered public accounting firm's independence.

The Committee has reviewed and discussed with management and the independent registered public accounting firm Millennium's audited financial statements as of and for the year ended December 31, 2004, and the Committee recommended to the Board of Directors that these audited financial statements be included in Millennium's Annual Report on Form 10-K for the year ended December 31, 2004. The Committee has also selected Ernst & Young LLP as Millennium's independent registered public accounting firm for the fiscal year ending December 31, 2005.

By the Audit Committee Norman C. Selby, Chairperson A. Grant Heidrich, III Kenneth E. Weg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP as Millennium's independent registered public accounting firm for 2005. Ernst & Young LLP has served as our independent auditors since Millennium's inception.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Fees for 2004 and 2003

This table shows the aggregate fees billed to Millennium for the fiscal years ended December 31, 2004 and December 31, 2003 by Ernst & Young LLP.

	2004	2003
Audit Fees:	$773,815(a)	$671,086(a)
Audit-Related Fees:	30,507(b)	180,046(b)
Tax Fees:	204,476(c)	269,506(c)
All Other Fees:	104,147(d)	134,374(d)

(a)
All of these fees are for the audit of our financial statements for 2004 and 2003, respectively, for quarterly reviews, registration statements and accounting consultations related to the audited financial statements.

(b)
Audit-related fees:

	2004	2003
Employee benefit plan audits	$14,000	$13,500
Other accounting consultations	16,507	166,546
(c)
Tax fees:

	2004	2003
Tax return preparation and review	$77,156	$81,391
Tax consultations	127,320	188,115
(d)
All Other Fees:

	2004	2003
Expatriate services	$98,197	$121,874
Employee education	5,950	12,500

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

All of the Ernst & Young LLP fees for 2004 and 2003 shown above were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

The Board of Directors recommends a vote FOR proposal 2.

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2005 annual meeting, our Audit Committee will reconsider their selection of Ernst & Young LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage independent registered public accounting firms, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of Millennium and our stockholders.

The Audit Committee has approved all services provided to Millennium by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the 2005 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

ADDITIONAL INFORMATION

Stockholder Proposals for 2006 Annual Meeting

Proposals to be included in the proxy statement.    Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2006 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by November 24, 2005.

Other proposals (not to be included in the proxy statement).    Under our By-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Corporate Secretary at our principal executive offices. We must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at our 2006 annual meeting no later than 60 days before the 2006 annual meeting; and no earlier than 90 days before the 2006 annual meeting.

However, if less than 70 days' notice or prior public disclosure of the date of the 2006 annual meeting is given or made, notice by the stockholder must be received no later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or telephone or e-mail Investor Relations at 617-679-7000 or info@mlnm.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

By Order of the Board of Directors,

LAURIE B. KEATING, Secretary
March 24, 2005

APPENDIX A

MILLENNIUM PHARMACEUTICALS, INC.

Audit Committee Charter

The Audit Committee is a standing committee of the Board of Directors, established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. Its primary function is to assist the Board in monitoring the integrity of the financial statements of the Company, the Company's systems of internal control, and the independence and performance of the Company's external auditor. The Audit Committee is also responsible for reviewing the Company's ethics and compliance programs. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment.

The authority and responsibilities set forth in this charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee any report of the independent auditor. In exercising its business judgment, the Audit Committee will rely on the information and advice provided by the Company's management and/or its independent auditor.

The Audit Committee is appointed by the Board of Directors. Except as otherwise permitted by applicable rules, the Audit Committee will consist of at least three members of the Board of Directors, each of whom must meet the independence requirements of the NASD (National Association of Securities Dealers) and any applicable rules of the SEC (Securities and Exchange Commission).

Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules). Specifically, such member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Other members of the Audit Committee must be able to read and understand fundamental financial statements.

The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities during each calendar year and shall review and reassess the adequacy of this charter at least annually (and recommend any changes to the Board of Directors for approval). The Audit Committee shall report regularly to the Board of Directors. At least annually, the Audit Committee shall evaluate its own performance.

The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee:

1.
Has direct responsibility for the appointment, compensation, retention (and termination) and oversight of the work of the independent auditor (including resolving disagreements between management and the auditors regarding financial reporting) engaged for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, evaluates the performance of the independent auditor (including the qualifications of the primary partners overseeing the audit at the time when a change in this assignment is proposed), reviews prior to the audit the planning and staffing for the audit and pre-approves the services to be performed by, and to be paid to, the independent auditor for the audit and for any non-audit services provided, however, that non-audit services equaling not more than five percent of the total revenues paid to the independent auditor in the fiscal year when such services are provided may instead be approved in accordance with applicable SEC rules. The independent auditor reports directly to the Audit Committee.

2.
Obtains from the independent auditor written affirmations of its independence and a delineation of all relationships between the Company and the independent auditor as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), engages in dialogues with the independent auditor about any relationships or non-audit services that may impact objectivity and independence and takes, or recommends that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

3.
Periodically reviews guidelines for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

4.
Reviews the Company's material risks or exposures and assesses steps management has taken and/or should take to monitor and minimize such risks to the Company.

5.
Considers and reviews with the independent auditor the adequacy of the Company's system of internal controls, including internal control over financial reporting, computerized information system controls and security, as well as any related significant findings and recommendations of the independent auditor together with management's responses.

6.
Reviews with management and the independent auditor at the completion of the annual audit examinations:

•
the Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K);

•
the independent auditor's audit of the financial statements and its report thereon;

•
the independent auditor's judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

•
the likely effect of regulatory and accounting initiatives on the Company's financial statements;

•
all subsidiary audits performed;

•
any difficulties or disagreements with management encountered during the course of the audit, including any restrictions on the independent auditor's scope of activities or access to required information;

•
other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards; and

•
discusses with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees") relating to the conduct of the audit.

7.
From time to time as appropriate, receives and considers the reports required to be made by the independent auditor regarding:

•
critical accounting policies and practices;

•
alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•
other material written communications between the independent auditor and Company management.

8.
Reviews with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings and the Company's quarterly reports on Form 10-Q (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), and discusses the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted accounting principles. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

9.
Considers whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations").

10.
Meets, at each regular meeting of the Audit Committee, with members of management (including the Chief Financial Officer, Controller and the most senior person (if any) responsible for the internal audit activities by the Company) and representatives of the independent auditor, in separate executive sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee.

11.
Obtains from the independent auditor assurance that no reporting contemplated by Section 10A of the Securities Exchange Act of 1934 (concerning required response by the independent auditor to audit discoveries) is required.

12.
Reviews all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and approves all such transactions.

13.
Reviews with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

14.
Coordinates the Board's oversight of the Company's code of business conduct and the Company's disclosure of controls and procedures; receives and reviews the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934.

15.
Reviews with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16.
Annually reviews the Company's management expense report guidelines and a summary of expenses incurred.

17.
Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees, stockholders and other interested parties of the Company of concerns regarding questionable accounting or auditing matters.

18.
Prepares for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected, the report described in Item 306 of Regulation S-K.

19.
Provides input on the appropriate global tax goals for the Company and monitors or reviews or oversees proposed tax planning strategies for the Company.

20.
Engages independent counsel and other advisors as it determines necessary to carry out its duties.

The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the auditors and any advisors employed by the Audit Committee, as well as ordinary administrative expenses of the Audit Committee that the Audit Committee deems are necessary or appropriate in carrying out its duties.

The Audit Committee may have such other responsibilities and authority as may be determined from time to time by the Board of Directors.

Revised February 25, 2004

MILLENNIUM PHARMACEUTICALS, INC.

Dear Stockholder:

There are issues related to the management and operation of Millennium that require your immediate attention and approval. These are discussed in detail in the accompanying proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you would like to vote over the Internet or by telephone, follow the instructions for voting on the reverse side of this card. To vote by mail, please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 5, 2005.

Thank you for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.

DETACH HERE

MILLENNIUM PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders—May 5, 2005

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Mark J. Levin, Marsha H. Fanucci, Laurie B. Keating and Joel S. Goldberg or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2005 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. to be held at 10:00 a.m. EDT at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139 and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, in their discretion, upon any other matters which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE

Please sign this proxy exactly as your name(s) appear(s). Each owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, an authorized officer should sign and indicate his or her title.

HAS YOUR ADDRESS CHANGED?

MILLENNIUM PHARMACEUTICALS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet [graphic omitted]		Vote-by Telephone [graphic omitted]
OR
Log on to the Internet and go to http://www.eproxyvote.com/mlnm		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark
votes as in
this example

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
					MILLENNIUM PHARMACEUTICALS, INC.

1.	Election of Class III Directors. Nominees:
	(01) Mark J. Levin (02) A. Grant Heidrich, III (03) Kenneth E. Weg
	For All Nomineees	☐	☐	Withhold From All Nominees	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
For All Except ☐ __________________________________ For all nominees except as noted above
					Mark box at right if you have noted an address change on the reverse side of this card.			☐
					Please be sure to sign and date this Proxy.
Signature:___________________________	Date:__________	Signature:___________________________	Date:__________